                                                                   EXHIBIT 10.37


                        CONFIDENTIAL TREATMENT REQUESTED
                    Confidential Portions of This Agreement
                      Which Have Been Redacted Are Marked
                      With Brackets ("[***]"). The Omitted
                       Material Has Been Filed Separately
                  With The Securities And Exchange Commission.


                        EXCLUSIVE DISTRIBUTION AGREEMENT

         This Exclusive Distribution Agreements (the "Agreement") is dated effective as of December 18, 1998, by and between UNISOURCE, INC., a Colorado corporation, with its principal place of business at 1919-14th St., Suite 606, Boulder, Colorado 80302 ("Unisource"), and HORIZON PHARMACEUTICAL CORPORATION, a Delaware corporation, with its principal place of business at 660 Hembree Parkway, Suite #106, Roswell, Georgia 30076 ("Horizon"):

                               W I T N E S S E T H

         A. Unisource is engaged in the business of developing, manufacturing and selling pharmaceutical products;

         B. Horizon is engaged in the business of marketing and distributing pharmaceutical products;

         C. Unisource and Horizon previously entered into an Exclusive Distribution Agreement dated January 1, 1996 for a pharmaceutical product known as TANAFED. Pursuant to the provisions of paragraph 1.1(c) of this Agreement, Unisource hereby offers and Horizon accepts this offer to market a related pharmaceutical product known as TANAFED DM containing Pseudoephedrine Tannate, Chlorpheniramine Tannate and Dextromethorphan Tannate (Product.) This Product is more fully described in Exhibit A hereto which exhibit is expressly incorporated herein by this reference; and

         D. The parties desire to enter into an Exclusive Distribution Agreement regarding TANAFED DM which is more fully described in Exhibit A effective as of the date indicated above, according to the following terms and conditions.

                                       [***] - CONFIDENTIAL TREATMENT REQUESTED

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, IT IS AGREED:

         1.       Exclusivity; Requirements Contract; Pricing; and Terms of
Sale.

         1.1      Exclusivity.

                  (a) Unless and until Horizon's exclusivity for the Product is terminated pursuant to the provisions of Section 1.1(b) hereof, Unisource shall supply the Product exclusively to Horizon and shall not sell the Product in the Continent of North America or the Caribbean to anyone other than Horizon without Horizon's prior written consent. Likewise, Horizon agrees during the term hereof to purchase the Product exclusively from Unisource for North American and Caribbean distribution. It is agreed that the mutual exclusivity provisions of this Agreement shall apply to the Product regardless of package size or the nature of any packaging.

                  (b) Unisource shall have the right to terminate Horizon's exclusivity hereunder if Horizon's aggregate purchases for the Product during any calendar year beginning in 1999 are less than the scheduled amount set forth below for such year. Such right to terminate Horizon's exclusivity must be exercised, if at all, by written notice given within thirty (30) days after the end of any calendar year. Unisource's right to terminate Horizon's exclusivity hereunder shall be Unisource's sole remedy for Horizon's failure to order the scheduled amount during any calendar year. The scheduled amount for the Product, regardless of package size is as follows:

                           (i)      1999 - [***];

                           (ii)     2000 - [***];

                           (iii)    2001 - [***];

                           (iv)     2002 and subsequent years - [***].


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

For purposes of this Agreement, if more gallons are purchased than scheduled during a particular year, the overage above scheduled gallons will carry over to the next year's scheduled obligations as a credit.

For purposes of this Agreement, a gallon shall be defined as 128-fl. oz. To be packaged in various package sizes.

                  (c) Horizon shall have the right of first refusal on all other dosage forms or pharmaceutical products containing Dextromethorphan Tannate developed by Unisource. Unisource agrees to offer said products in all forms to Horizon first, and to negotiate terms with Horizon in good faith. Horizon shall also have the right to match any bona fide offer from any third party for any said products in all forms, and by agreeing to match the bona fide offer, Horizon shall be granted exclusivity to the same extent granted herein for TANAFED-DM.

         1.2      Requirements Contract.

                  (a) During the term of this Agreement, Horizon shall purchase the Product exclusively from Unisource and Unisource shall exclusively supply all of Horizon's requirements of the Product for the distribution channels heretofore defined. Horizon shall not during the term of this Agreement purchase or manufacture a comparable Product (comparable product is defined as any product containing Dextromethorphan Tannate, alone or in combination with other ingredients, and which is intended for the same therapeutic use as the Product) from anyone other than Unisource. The foregoing obligation of Unisource to supply all of Horizon's requirements of the Product and Horizon's obligation to purchase all of its requirements of the Product exclusively from Unisource shall apply even if Horizon's exclusivity is terminated by Unisource pursuant to
Section 1.1 hereof. Horizon shall have the right to terminate Unisource's exclusivity hereunder if Unisource is unable to fulfill all of Horizon's requirements for the Product at any time, subject to sixty-(60) day cure period described in Subsection 5.2 below.

         1.3      Price and Terms of Sale.


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

                  (a) The price to be charged to Horizon for Product in various package sizes bearing the Horizon or a subsidiary label shall be the same as those currently quoted to Horizon, as shown on Exhibit "B" attached hereto and incorporated herein. However, the price charged to Horizon for the Product shall be reduced if: (1) Unisource engages a new manufacturer who supplies Product to Unisource at a lower cost, or (2) increased volume orders by Horizon result in per-unit savings to Unisource because of economies of scale. Unisource agrees to promptly notify Horizon should either of these contingencies occur. In the event of the occurrence of either of these contingencies, Unisource and Horizon agree to negotiate a price reduction in good faith, promptly upon receipt of written notice from Horizon of a desire to negotiate price reduction as a result of the occurrence of one or both contingencies. Unisource shall have the right to increase the price for the Product, on a semi-annual basis, to the extent that Unisource encounters increased pricing for materials or cost of manufacturing. No other price changes shall be made without the written consent of both parties.

                  (b) Horizon shall pay Unisource for the Product within thirty (30) days after shipment of the Product to the location specified. Unisource warrants that when invoiced the Product will conform to those specifications documented in Exhibit A and Unisource will cause the manufacturer to provide to Horizon a Certificate of Assay, batch assay sheets and all current material safety data sheets applicable to the Product for each batch shipped to Horizon. Horizon will not be obligated to pay for a non-conforming batch of the Product or a batch for which a Certificate of Assay has not been provided.

                  (c) All shipments of the Product to Horizon at the location specified will be made FOB, Unisource site of manufacture.

         2. Term of Agreement and Termination. This Agreement shall commence on January 1, 1999, and this Agreement shall continue for a period of seven (7) years until December 31, 2005. If upon expiration of this initial term ending December 31, 2005, Horizon is not in default of any of the material terms and conditions of this Agreement, Horizon shall have an option to extend this Agreement for an additional term of seven (7) years under the same terms and conditions. This option shall be automatically exercised unless Horizon gives written notice to Unisource of its intent not to exercise the option prior to December 31, 2005. This

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

Agreement shall also terminate immediately upon any voluntary or involuntary dissolution, act of bankruptcy or reorganization for the benefit of creditors of either party, and may not be reinstated thereafter except with the other party's written consent.

                  In the event that Horizon exercises the seven year option, Horizon agrees to purchase [***] of Product in each of the first three years of the option period, and [***] of Product in each of the remaining four years, pursuant to the exclusivity and requirements provisions of subsection 1 above. However, if the Product is marketed in North America or the Caribbean during any of the last 4 years of the option period by a company other than Horizon or its affiliates, the mutual exclusivity provisions of Provision 1.1(a) shall apply as long as Horizon purchases a minimum quantity of [***] per year.

         3. Representations and Warranties of Unisource. Unisource represents and warrants to Horizon that the Product supplied hereunder will be merchantable and that the Product supplied hereunder will be manufactured in accordance with the then FDA current good manufacturing practices for comparable products. Unisource shall cause the manufacturer of the Product (the "Manufacturer") to supply Horizon with the standard form FDA continuing guaranty. Unisource further represents and warrants to Horizon that it is the sole and exclusive owner of the Product in that the active pharmaceutical ingredient Dextromethorphan Tannate is supplied on an exclusive basis to Unisource by the manufacturer of this ingredient and that no consents are required from any person to grant Horizon the rights granted to it hereunder. Unisource hereby agrees to indemnify and hold Horizon harmless from and against any breach of its representations and warranties set forth in this Agreement. In no event, however, will Unisource be liable to Horizon for consequential damages.

         4. Insurance. Unisource shall cause the Manufacturer to maintain product liability insurance in a minimum amount of One Million ($1,000,000) Dollars and, prior to the delivery of the first order of Product, Unisource shall cause the Manufacturer to provide Horizon with a certificate of insurance naming Horizon as an additional insured on Manufacturer's insurance policy. Thereafter, Unisource shall cause the manufacturer to provide periodic verification of the liability insurance coverage on each renewal of the policy, and in any event at least each year on the anniversary date of the policy.

         5.       Default.

                  5.1 Notice of Default. Subject to Section 5.2, if a default occurs hereunder, then the non-defaulting party shall be entitled to terminate this Agreement upon sixty (60) days' written notice to the defaulting party, if the defaulting party has not cured the default of provided in paragraph 5.2, which notice shall describe the default in reasonable detail.

                  5.2 Effect of Default and Cure. The party in default shall have a period of sixty (60) days from receipt of the Notice of Default provided for in paragraph 5.1 within which to cure the specified default. If the default is cured and corrected within sixty (60) days after proper notice, this Agreement shall continue in full force and effect as if no default had existed. If the default is not timely cured as set forth in this Subsection 5.2, then the non-defaulting party shall have the option to terminate this Agreement, and such termination shall be without prejudice to any claim for damages which the non-defaulting party may have.

         6.       Force Majeure and Termination.

                  6.1 Force Majeure. A party to this Agreement shall be excused from performance under this Agreement to the extent that and for so long as such performance is substantially hindered or prevented by force majeure, such as acts of God, strikes, or acts of war.

                  6.2 Right of Termination. If any performance excused pursuant to Subsection 6.1 is both protracted and material with reference to the objectives and purposes of this Agreement, the party not excused thereby may terminate this Agreement upon fifteen (15) days' written notice to the other party, and such terminating party shall be entitled to an equitable adjustment of its rights and obligations hereunder.

         7. Applicable Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado without giving effect to the principles of conflict of laws thereof.

         8. Arbitration. Any controversy or claim arising out of or relating to this Contract, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration rules of the American Arbitration Association, and judgement upon the award rendered by the Arbitrators may be entered in any court of competent jurisdiction. The party that initiates an action concerning a controversy, claim or the breach of contract and thereby the arbitration process shall have the choice to select the place where the arbitration shall be heard.

         9. Notices. Any notice, demand or other communication required or authorized to be given under this Agreement shall, if reasonably practicable, be transmitted by telecopier to the number specified below, confirmed by hard copy via U.S. Mail, or such notice may be sent to personal delivery, national overnight commercial delivery service which provides package tracking services ("Overnight Courier") or by U.S. Mail, certified, return receipt requested. Any such notice shall be deemed received as of the first business day after it is sent if delivered by telecopy, Overnight Courier or personal delivery, or on the day actually received and signed for if sent by Certified U.S. Mail. All notices shall be sent to the respective parties at the following telecopy numbers and addresses, or such other telecopy number or address as a party may provide to the other by written notice complying with this Section 9:

                  Horizon Pharmaceutical Corporation
                  660 Hembree Parkway, #106
                  Roswell, Georgia 30076
                  Attention:  President
                  Fax No. (770) 442-9594

                  Unisource, Inc.
                  1919-14th St., Suite #606
                  Boulder, CO 80302
                  Attention:  President
                  Fax No. (303) 442-6919


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

         10. Assignment; Binding Effect. This Agreement may not be assigned by either party without the prior written consent of the other party, and any attempt by either party to assign this Agreement without such consent shall be null and void ab initio. This Agreement shall inure to the benefit of, and be binding upon, the respective successors and permitted assigns of the parties.

         11. Modification. This Agreement may not be modified or amended in any respect except in writing signed by both parties.

         12. Entire Agreement. This is the entire Agreement between the parties and no prior representations, statements, warranties or inducements from a part of this contract or vary, modify or expand upon any of the terms or conditions contained in this written Agreement.


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

         IN WITNESS WHEREOF, the parties hereto have signed, sealed and delivered this Agreement effective December 26, 1998.

Attest:                                    UNISOURCE, INC.



      /s/ Darcy Downing                    By:      /s/ Robert
---------------------------------             ----------------------------------
                                              Title President



Attest:                                    HORIZON PHARMACEUTICAL
                                           CORPORATION



         /s/ Ralph Jordan                  By:      /s/ Brent Dixon
---------------------------------             ----------------------------------
                                              Title President

                                    EXHIBIT A

                                   TANAFED DM

TANAFED-DM Pediatric Suspension


Each 5 mL contains:



           Chlorpheniramine Tannate                       4.5 mg

           Pseudoephedrine Tannate                       75.0 mg

           Dextromethorphan Tannate                      25.0 mg

                                    [***] - CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT B

                                     PRICING

16 oz              $[***]/each

                   Packaging:                          HDPE 16 oz space saver bottles.
                                                       33 mm closures with shrink band or induction liners.
                                                       Packaged 12 per case/Kraft corrugated cartons.

                   Labeling:                           Pressure sensitive premium labels supplied by Horizon.
                                                       Prefolded "outserts" supplied by Horizon.

4 oz               $[***]/each

                   Packaging:                          HDPE 4 oz round bottles.
                                                       24mm closures with shrink band or induction liners.
                                                       Packaged 96 per case.  Shrink wrapped in groups of 6.

                   Labeling:                           Pressure sensitive premium labels supplied by Horizon.
                                                       Prefolded "outserts" supplied by Horizon.

20 mL              $[***]/each

                   Packaged:                           HDPE 1 oz round bottles.
                                                       20 mm closures with shrink band or induction liners.
                                                       Packaged 108 per case
                                                       6 pack trays are shrink-wrapped.  Printed 6 pack trays
                                                       supplied by Horizon

                   Labeling:                           Pressure sensitive premium labels supplied by Horizon.

Freight:           FOB-site of manufacture.


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